Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 relating to the ARCADIS N.V. 2005 Long-term incentive plan, the ARCADIS G&M, Inc. 2002 Officer Stock Purchase Plan (File No. 333-104780), the ARCADIS N.V. 2002 Employee Stock Purchase Plan (File No. 333-91646), the ARCADIS N.V. 2001 Long Term Incentive Share Option Plan (File No. 333-99489), the Heidemij N.V. 1996 Incentive Plan (File No. 333-06280), the Heidemij N.V. 1994 Incentive Plan (File No. 33-76328), of our report dated March 3, 2006, Except as to the subsequent events paragraph in note 1, which is as of June 12, 2006, with respect to the consolidated balance sheets of ARCADIS N.V. as of December 31, 2005 and 2004, and the related consolidated statements of income, shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2005, which report appears in the December 31, 2005 Annual Report on Form 20-F of ARCADIS N.V.

Utrecht, the Netherlands, June 12, 2006

KPMG Accountants N.V.